Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION,
DEVELOPMENT, COMMERCIALIZATION & SUPPLY AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION, DEVELOPMENT, COMMERCIALIZATION & SUPPLY AGREEMENT (this “Amendment”), is entered into and effective as of February 19, 2020 (the “Amendment Effective Date”), by and between US WorldMeds, LLC, a Delaware limited liability company with its principle place of business at 4441 Springdale Road, Louisville, KY 40241 (“USWM”), and Britannia Pharmaceuticals Limited, whose registered office is at Park View House, 65, London Road, Newbury, Berkshire RG14 1JN (“BPL” or “Britannia”). Each of USWM and BPL may be referred to individually herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, USWM and BPL entered into that certain Amended and Restated Distribution, Development, Commercialization & Supply Agreement dated January 15, 2016 (the “Existing Agreement”);

WHEREAS, the Parties desire to amend the Existing Agreement to modify (i) the “Field of Use” definition therein and (ii) certain supply matters as set forth herein; and

WHEREAS, pursuant to Section 24.9 of the Existing Agreement, the amendment proposed by the Parties must be made in writing and agreed by an authorized representative of each Party.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.
2.Amendment to the Existing Agreement. As of the Amendment Effective Date, the Existing Agreement is hereby amended as follows:
(a)The defined term “Field of Use” in Section 1.1 is deleted in its entirety and replaced with the following:
““Field of Use” means (i) the treatment of Parkinson’s Disease [**] of any [**], and (ii) the treatment of off episodes in advanced Parkinson’s Disease [**] of any [**].”

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(b)Section 11.1 is deleted in its entirety and replaced with the following:
“The Parties acknowledge and agree that BPL has the primary right (but not the obligation) to supply Products under this Agreement. Subject to Clause 11.2 and provided BPL has agreed or elected to supply the same, for the Initial Term and thereafter until such time as USWM loses its exclusivity to Joint IP under Clauses 4.6.1, 4.6.2 or 4.6.3, unless either Party has terminated this Agreement in accordance with its terms, USWM shall purchase all of its requirements of: (i) the Apokyn [**] Pen Product; (ii) the [**]; (iii) Peripherals (or any replacement peripherals where any agreed supplier resolves no longer to supply the same to BPL for the Territory) and (iv) any other Product arising from any Joint New Development, exclusively from BPL, and BPL shall use commercially reasonable efforts to supply same to USWM, on the terms and conditions provided herein. If BPL elects not to supply any Product, then the payments due to BPL hereunder for such Product shall be determined in accordance with Clause 13.2.1. Where BPL is supplying, payments shall be calculated in accordance with Clause 12.

The Parties acknowledge that as of the Amendment Effective Date, BPL has delegated responsibility for the final packaging of the Apokyn [**] Pen Product to USWM. Notwithstanding anything in this Agreement to the contrary, the Parties agree that such delegation of the final packaging responsibilities of the Apokyn [**] Pen Product to USWM shall not, for purposes of this Agreement, be deemed to represent that BPL is not supplying Product. BPL reserves its primary right (but not its obligation) to assume final packaging responsibilities for any Product, including the Apokyn [**] Pen Product, Joint New Developments (including [**] containing the [**] (e.g., the [**])), and the [**]. For purposes of clarity, in the event BPL elects to assume final packaging responsibility for any Product, such final packaging responsibilities shall be deemed a supply activity and the Parties’ rights and obligations with respect to the same shall be as otherwise set forth in this Clause 11.”

(c)Section 11.15.2 is deleted in its entirety and replaced with the following:
“[Intentionally Omitted.]”

3.Governing Law. This Amendment is governed by, and construed in accordance with, the laws of New York.
4.Counterparts. This Amendment may be executed simultaneously in three counterparts, each of which shall be deemed an original and both of which, together, constitute a single agreement.

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1.Effectiveness and Entire Agreement. This Amendment is effective as of the Amendment Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” ‘‘hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment. This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

Britannia Pharmaceuticals Limited	US WorldMeds, LLC
By: /s/ [**]__________ Name: [**] Title: Managing Director Date: February 19, 2020	By: /s/ [**]_______________ Name: [**] Title: CEO Date: February 19, 2020

[**] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

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